UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2018

GORDON POINTE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38363	82-1270173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Fifth Avenue South

Naples, FL 34102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 960-4687

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Separate Trading of Class A Common Stock and Warrants

On March 9, 2018, Gordon Pointe Acquisition Corp. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the Class A common stock and warrants included in the Units commencing on March 12, 2018. Those Units not separated will continue to trade on the NASDAQ Capital Market under the symbol “GPAQU,” and each of the Class A common stock and warrants that are separated will trade on the NASDAQ Capital Market under the symbols “GPAQ” and “GPAQW,” respectively. Holders of units will need to have their brokers contact the Company's transfer agent, Continental Stock & Transfer Company, in order to separate the holder's untits into shares of Class A common stock and warrants.

Expiration of Underwriter Over-Allotment Option and Associated Forfeiture of Founder Shares

On March 12, 2018, following the expiration of the underwriter’s over-allotment option, our sponsor, Gordon Pointe Management, LLC, forfeited an aggregate of 468,750 shares of Class F common stock. As a result of such forfeiture, there are 3,125,000 shares of Class F common stock issued and outstanding on the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

We incorporate by reference herein the Exhibit Index following the signature page to this Current Report on Form 8-K.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDON POINTE ACQUISITION CORP.

	By:	/s/ James J. Dolan
Name: James J. Dolan
Title: Chief Executive Officer

Dated: March 12, 2018

2

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 9, 2018.

3